                                                                 Exhibit 23.1


INDPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Long Beach Holdings Corp. on Form S-1 of our report dated October 18, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
October 18, 2001